Exhibit 3.13

CERTIFICATE OF INCORPORATION

OF

ADESA Arkansas, Inc.

1. The name of the corporation is ADESA Arkansas, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is 1,000 which shares shall be of one class, shall be designated Common Stock, and shall have a pare value of $1.00 per share.

5. The name and mailing address of the incorporator is:

Michelle Mallon, Esquire

ADESA Corporation 310

E. 96th Street, Suite 400

Indianapolis, IN 46240

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation the 1st day of December, 2003.

/s/ Michelle Mallon
Michelle Mallon

ARTICLES AND CERTIFICATE OF MERGER

OF

ADESA ARKANSAS, INC. (AK)

INTO

ADESA ARKANSAS, INC. (DE)

Pursuant to terms of the Arkansas Business Corporation Act and the Delaware Business Corporation Act (collectively, the “Acts”), the undersigned corporations certify that the following Articles and Certificate of Merger adopted for the purpose of effecting a merger in accordance with the Acts:

1. Surviving Corporation. The name, type of entity and state of incorporation of the corporation that shall survive the merge is as follows:

Name of Corporation	Type of Entity	State
ADESA Arkansas, Inc.	Corporation	DE

2. Nonsurviving Corporation. The name, type of entity and state of incorporation of the corporation that shall not survive the merge are as follows:

Name of Corporation	Type of Entity	State
ADESA Arkansas, Inc.	Corporation	AK

3. The Agreement and Plan of Merger.

a. The Agreement and Plan of Merger, containing such information as required by the Acts, as set forth in Exhibit A (the “Plan of Merger”), which provides that ADESA Arkansas, Inc. (AK) shall merge into ADESA Arkansas, Inc. (DE), has been approved, adopted certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of the Acts.

b. An executed copy of the Agreement and Plan of Merger is on file at the principal place of businesses of ADESA Arkansas, Inc. (AK) and ADESA Arkansas, Inc. (DE) and a copy shall be furnished by such entities, on written request and without cost, to any shareholder of each corporation and to any creditor or obligee of each entity at the time of the merger if such obligation is then outstanding.

4. Manner of Adoption. The Agreement and Plan of Merger was approved by the shareholders of each undersigned corporation in the following manner:

a. The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation was:

Name of Corporation	Number of Shares Outstanding	Designation	Number of Shares Entitled to Vote
ADESA Arkansas, Inc. (AK)	100	Common	100
ADESA Arkansas, Inc. (DE)	100	Common	100

b. The total number of undisputed votes cast for the plan separately by each voting group was:

Name of Corporation	Voting Group	Total Number of Undisputed Votes Cast for The Agreement and Plan of Merger
ADESA Arkansas, Inc. (AK)	Common	100
ADESA Arkansas, Inc. (DE)	Common	100

5. Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation, a Delaware corporation, as in existence at the Effective Time of the Merger shall continue in full force and effect until altered, amended or repealed.

6. Agreement and Plan of Merger.

a. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is 310 East 96th Street, Ste. 400, Indianapolis, IN 46240.

b. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. Effective Date. The merger will become effective on January 1, 2004 at 12:01 a.m. in accordance with the Acts.

Dated this 22nd day of December, 2003.

ADESA Arkansas, Inc. (AK)

By:	/s/ Karen C. Turner
Karen C. Turner, Secretary

ADESA Arkansas, Inc. (DE)

By:	/s/ Karen C. Turner
Karen C. Turner, Secretary

EXHIBIT A

AGREEMENT

AND

PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement and Plan of Merger”) entered into this 22nd day of December, 2003 by and between ADESA Arkansas, Inc. an Arkansas corporation (“Non-Surviving Corporation”) and ADESA Arkansas, Inc. a Delaware corporation (the “Surviving Corporation”).

WITNESSETH:

WHEREAS, the Non-Surviving Corporation is a corporation organized under the Arkansas Business Corporate Act (“Arkansas Act”);

WHEREAS, the Surviving Corporation is a corporation organized under the Delaware Business Corporate Act (“Delaware Act”);

WHEREAS, the Boards of Directors of the Non-Surviving Corporation and the Surviving Corporation desire that the Non-Surviving Corporation merge into and reorganize with the Surviving Corporation pursuant to the provisions of the Arkansas Act, the Delaware Act and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in the manner set forth herein (the “Merger”); and

WHEREAS, the Boards of Directors of the Non-Surviving Corporation and the Surviving Corporation have approved and adopted this Agreement and Plan of Merger in accordance with the Arkansas Act and the Delaware Act.

NOW, THEREFORE, the corporations, parties to this Agreement and Plan of Merger, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

ARTICLE I

PARTIES TO THE MERGER

Section 1.1 The Surviving Corporation. The name of the corporation that shall survive the Merger is “ADESA Arkansas, Inc.,” the Delaware Corporation. The principal business address of the Surviving Company is 310 E. 96th Street, Ste. 400, Indianapolis, IN 46240.

Section 1.2 The Non-Surviving Corporation. The name of the Corporation that shall merge with and into the Surviving Corporation is “ADESA Arkansas, Inc.,” the Arkansas corporation. The principal business address of the Non-Surviving Company is 310 E. 96th Street, Ste. 400, Indianapolis, IN 46240.

ARTICLE II

TERMS AND CONDITIONS OF THE MERGER

AND MODE OF CARRYING THE MERGER INTO EFFECT

Section 2.1 Effective Time of the Merger. The “Effective Time of the Merger” shall January 1, 2004 at 12:01 a.m.

Section 2.2 Effect of the Merger. The Surviving Corporation hereby merges into itself the Non-Surviving Corporation and the Non-Surviving Corporation shall be and hereby is merged into the Surviving Corporation, which shall be the surviving corporation and the separate existence of the Non-Surviving Corporation shall cease.

Section 2.3 Ownership and Shares. The Non-Surviving Corporation and the Surviving Corporation are wholly-owned by ADESA Corporation. All of the issued and outstanding common shares of the Non-Surviving Corporation will be canceled and the certificates issued will be surrendered and all of the common shares of the Surviving Corporation shall survive the merger.

Section 2.4 Director Approval. The Boards of Directors of the Surviving Corporation and the Non-Surviving Corporation have duly authorized the Merger and approved and adopted this Agreement and Plan of Merger in accordance with the Act.

Section 2.5 Shareholder Approval. The sole-shareholder of the Surviving Corporation and the Non-Surviving Corporation has approved this Agreement and Plan of Merger in accordance with the Arkansas Act and the Delaware Act. This Agreement and Plan of Merger shall be executed, acknowledged, filed and recorded as required for accomplishing a merger under the applicable provisions of the Arkansas Act and the Delaware Act.

ARTICLE III

CERTIFICATE OF INCORPORATION

AND BY-LAWS OF THE SURVIVING CORPORATION

The Certificate of Incorporation and By-Laws of the Surviving Corporation as in existence a the Effective Time of the Merger shall continue in full force and effect until altered, amended or repealed.

ARTICLE IV

STOCK

The authorized capital stock of each entity entitled which is a party to the Merger is as follows:

Name of Corporation	Number of Shares Outstanding	Designation	Number of Shares Entitled to Vote
ADESA Arkansas, Inc. (AK)	100	Common	100
ADESA Arkansas, Inc. (DE)	100	Common	100

ARTICLE V

DIRECTORS AND OFFICERS

Section 5.1 Directors. James P. Hallett, Donald L. Harris and Paul J. Lips shall continue to be the directors of the Surviving Corporation. Each such person shall hold such position until the next annual meeting of the shareholder of the Surviving Corporation thereafter and until his successor is elected and qualified.

Section 5.2 Officers. Each person named below shall hold the office(s) of the Surviving Corporation listed next to his name, to hold such office(s) until the next annual meeting of the Board of Directors of the Surviving Corporation thereafter.

Name	Office(s)
James P. Harris	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott Anderson	Assistant Treasurer

ARTICLE VI

EFFECTIVE DATE

The Merger shall become effective on January 1, 2004 at 12:01 a.m.

ARTICLE VII

FURTHER ASSURANCES

Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Non-Surviving Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and the Non-Surviving Corporation shall be as effectively the property of the Surviving Corporation as they were the Surviving Corporation and Non-Surviving Corporation respectively. The Non-Surviving Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the Non-Surviving corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Non-Surviving Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Non-Surviving Corporation or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the Secretary of each party hereto as the respective act, deed and agreement of said corporations on this 22nd day of December, 2003.

NON-SURVIVING CORPORATION		SURVIVING CORPORATION

ADESA Arkansas, Inc. (AK)		ADESA Arkansas, Inc. (DE)

By:	/s/ Karen C. Turner	By:	/s/ Karen C. Turner
	Karen C. Turner, Secretary		Karen C. Turner, Secretary

CERTIFICATE OF FORMATION

OF

ADESA ARKANSAS, LLC

1. The name of the limited liability company is ADESA Arkansas, LLC

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate shall be effective following the filling of the Certificate of Conversion of ADESA Arkansas, Inc. dated January 1, 2004.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of ADESA Arkansas, LLC this 22 day of December, 2003.

/s/ Karen C. Turner
Karen C. Turner, Organizer

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL CORPORATION LAW

1. The name of the corporation is ADESA Arkansas, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is December 1, 2003.

3. The name of the limited liability company into which the corporation is herein being converted is ADESA Arkansas, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

5. The effective date of this conversion is January 1, 2004.

/s/ Karen C. Turner
Karen C. Turner, Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

OF

MERGER

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON DECEMBER 24th, 2003

ADESA Arkansas, Inc, now known as ADESA Arkansas, LLC a limited liability company organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.	The name of the corporation is ADESA Arkansas, Inc. now known as ADESA Arkansas, LLC due to conversion filed on December 24, 2003 effective January 1, 2004.

2.	That a Certificate of Merger was filed by the Secretary of State of Delaware on December 24, 2003 effective on January 1, 2004 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate to be corrected is as follows:

ADESA Arkansas, Inc. (AK) is hereby corrected to ADESA Arkansas, Inc. (AR)

4.	The execution, sealing or acknowledgment of the Certificate is corrected as follows: ADESA Arkansas, Inc. an Arkansas corporation.

IN WITNESS WHEREOF, said ADESA Arkansas, LLC has caused this Certificate to be signed by Karen C. Turner, its Secretary, on 15th day of January, 2004.

ADESA Arkansas, LLC

/s/ Karen C. Turner
Karen C. Turner, Secretary